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Exhibit 21 List of Subsidiaries

                                            Northway Financial, Inc.
                                         2002 Annual report on Form 10-K
                                           Subsidiaries of the Registrant


                                                                Jurisdiction of
Name of Significant Subsidiary             % Owned               Incorporation

Berlin City Bank                               100              New Hampshire
Pemigewasset National Bank                     100              United States
Northway Capital Trust I                       100              Delaware
Northway Capital Trust II                      100              Delaware